Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-232278) of our report dated March 11, 2020 relating to the consolidated financial statements of Atreca, Inc., which appears in this Annual Report on Form 10‑K.

/s/ OUM & CO. LLP

San Francisco, California

March 11, 2020